UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2026

FibroBiologics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41934	86-3329066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 E. Medical Center Blvd, Suite 300
Houston, Texas		77598
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 281 671-5150

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	FBLG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

FibroBiologics, Inc. (the “Company”) held a Special Meeting of Stockholders on February 20, 2026 (the “Special Meeting”). Proxies for the Special Meeting were solicited by the Board of Directors of the Company (the “Board”) pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition. At the Special Meeting, shares representing 54,974,113 votes were represented in person or by proxy out of the 99,019,722 votes entitled to be cast as of December 26, 2025, the record date for the Special Meeting. The final votes on the proposals presented at the Special Meeting were as follows:

Proposal No. 1

The adoption of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our issued and outstanding common stock and preferred stock at a ratio not less than 1-for-5 and not greater than 1-for-30, with the exact ratio to be set within that range at the discretion of the Board without further approval or authorization of the Company’s stockholders, prior to the one-year anniversary of the date on which the reverse stock split is approved by stockholders at the Special Meeting, was approved by the following vote:

For	Against	Abstain
53,555,149	1,270,238	148,726

Proposal No. 2

For purposes of Nasdaq Listing Rule 5635(d), the issuance of up to 12,110,203 shares of common stock issuable upon the exercise of outstanding common warrants issued pursuant to that certain Securities Purchase Agreement, dated November 18, 2025, between the Company and the purchaser party thereto, was approved by the following vote:

For	Against	Abstain
47,909,743	1,188,544	200,973

Proposal No. 3

For purposes of Nasdaq Listing Rule 5635(d), the issuance of up to 4,477,614 shares of common stock issuable upon the exercise of outstanding common warrants issued pursuant to those certain Securities Purchase Agreements, each dated November 24, 2025, by and among the Company and the purchasers party thereto, or the November 24 SPA, and up to 313,433 shares of common stock issuable upon the exercise of outstanding common warrants issued pursuant to that certain Engagement Letter, dated November 10, 2025, between the Company and H.C. Wainwright & Co., LLC, or the Engagement Letter, in connection with the November 24 SPA, was approved by the following vote:

For	Against	Abstain
53,481,528	1,266,477	226,108

Proposal No. 4

For purposes of Nasdaq Listing Rule 5635(d), the issuance of up to 5,227,275 shares of common stock issuable upon the exercise of outstanding common warrants issued pursuant to those certain Securities Purchase Agreements, each dated December 14, 2025, by and among the Company and the purchasers party thereto, or the December SPA, and up to 365,909 shares of common stock issuable upon the exercise of outstanding common warrants issued pursuant to the Engagement Letter in connection with the December SPA, was approved by the following vote:

For	Against	Abstain
53,494,108	1,281,247	198,758

Proposal No. 5

The adjournment of the Special Meeting from time to time, if necessary or appropriate, including to solicit additional votes in favor of one or more proposals if there are not sufficient votes at the time of the Special Meeting to adopt such proposals or to establish a quorum was approved by the following vote:

For	Against	Abstain
53,687,563	1,079,006	207,544

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FibroBiologics, Inc.

Date:	February 23, 2026	By:	/s/ Pete O'Heeron
		Name: Title:	Pete O'Heeron Chief Executive Officer